Exhibit 10.2

Original Issue Date: December 19, 2025

Principal Amount: $7,000,000

SENIOR SECURED NON-CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SECURED NON-CONVERTIBLE PROMISSORY NOTE (this “Note”) is a duly authorized and validly issued debt obligation of Celularity Inc., a Delaware corporation (the “Company” or the “Borrower”), having its principal place of business at 170 Park Avenue, Florham Park, NJ 07932 and is issued pursuant to and in accordance with the Purchase Agreement (as defined below) between the Company and the Holder (as defined below).

FOR VALUE RECEIVED, the Company promises to pay to the order of or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $7,000,000 and any other sums due hereunder on the Maturity Date (as defined below), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events with respect to any juridical entity: (a) the entity commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the entity, (b) there is commenced against the entity any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the entity is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the entity suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the entity makes a general assignment for the benefit of creditors, (f) the entity calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the entity, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the New York Federal Reserve Bank is closed.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Convertible Notes” means those certain Senior Secured Convertible Promissory Notes in the maximum aggregate principal amount of $6,200,000 issued by the Borrower pursuant to that certain Convertible Note Purchase Agreement, dated as of December 19, 2025, by and among the Company and the holders of such Convertible Notes.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Mandatory Default Amount” means the payment of 100% of the outstanding principal amount of this Note and accrued and unpaid interest hereon (with respect to both interest at the Regular Interest Rate and/or the Default Interest Rate), in addition to the payment in cash of all other amounts, costs, expenses and liquidated damages due in respect of this Note including, without limitation, the costs and expenses incurred in connection with the collection of all amounts due hereunder, as provided herein.

“Maturity Date” means the earliest to occur of (i) the Company’s having completed a debt or equity financing, asset sale, licensing agreement or similar strategic transaction resulting in the receipt by the Company of gross proceeds equal to or greater than the then-outstanding aggregate principal amount of the Senior Notes and (ii) April 30, 2026.

“Note Register” shall have the meaning set forth in Section 2(b).

“Optional Redemption” shall have the meaning set forth in Section 2(c).

“Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of this Note, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of this Note.

“Optional Redemption Date” shall have the meaning set forth in Section 2(c).

“Optional Redemption Notice” shall have the meaning set forth in Section 2(c).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 2(c).

“Optional Redemption Period” shall have the meaning set forth in Section 2(c).

“Original Issue Date” means the date of the first issuance of the Note, as set forth on the first page hereof, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Dividends” means dividends payable to the Holders of the Company’s Series A Convertible Preferred Stock as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

“Permitted Security Interests” means the interests secured by (i) that certain Security Agreement, dated as of October 22, 2025, by and between the Company and the secured party listed on the signature page thereto and (ii) that certain Security Agreement dated as of December 19, 2025 by and between the Company and the secured parties listed on the signature page thereto.

“Purchase Agreement” means the Senior Securities Purchase Agreement, dated as of December 19, 2025 between the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms pursuant to which this Note is issued.

“Senior Notes” means this Note and all Senior Secured Non-Convertible Promissory Notes issued by the Company pursuant to the Purchase Agreement.

Section 2. Interest and Redemption.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of four percent (4%) per annum (the “Regular Interest Rate”) payable on the Maturity Date (the “Interest Payment Date”) (if the Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash. Upon the occurrence of an Event of Default and continuing until all amounts outstanding under this Note in respect of principal and interest are paid, the Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of twelve percent (12%) per annum (the “Default Interest Rate”).

b) Interest Calculations. Interest at the Regular Interest Rate and the Default Interest Rate shall be calculated for the actual number of days elapsed on the basis of a 365-day year and shall not compound. Interest at the Regular Interest Rate and Default Interest Rate shall be payable on the Maturity Date. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Optional Redemption. At any time after the Original Issue Date and before the Maturity Date, the Company may, deliver a written notice to the Holder upon ten (10) Business Days prior written notice (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding principal amount of this Note together with interest accrued therein for cash in an amount equal to the Optional Redemption Amount on the 15th calendar day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 15 day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date.

d) Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Senior Notes and Convertible Notes. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Senior Notes and Convertible Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Senior Notes and Convertible Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Senior Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. The Company shall update the Note Register to reflect permitted transferees and assignees of the Note.

Section 4. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on a Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note;

iii. a breach, default, event of default or the failure observe or perform any covenant or agreement (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (v) below);

iv. the Company experiences a Material Adverse Effect;

v. any Person shall breach any agreement delivered to the initial Holder pursuant to Section 2.2 of the Purchase Agreement;

vi. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect (or, to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect) as of the date when made or deemed made;

vii. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

viii. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

ix. the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of fifty percent (50%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

x. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within forty-five (45) days after the date thereof;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xii. prior to the payment in full and satisfaction of the amount owed under this Note, any security interest and Lien purported to be created by any Transaction Document shall cease to be in full force and effect, or shall cease to give the Holder, the Liens, rights, powers and privileges purported to be created and granted under such Transaction Documents (including a perfected priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Transaction Document)) in favor of the Holder, or shall be asserted by the Company or any Affiliate(s) not to be a valid, perfected, priority (except as otherwise expressly provided in this Note, any such Transaction Document or the transaction documents entered into in connection with the Additional Note) security interest in or Lien on the Collateral covered thereby;

xiii. any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s public disclosure of such information on that same date; and/or

xiv. any Event of Default (as defined in the Convertible Notes) has occurred under the Convertible Notes or any Event of Default has occurred under any other Senior Note.

b) Remedies Upon Event of Default. If any Event of Default occurs (other than the one described in (viii) above), upon written request of the Requisite Holders, the Mandatory Default Amount through the date of acceleration shall be paid to the Holder in cash. In the case an Event of Default described above in (viii) occurs, then the Mandatory Default Amount, through the date of acceleration, shall be immediately due and payable to the Holder in cash without any demand, notice or action on the part of the Holder. Commencing on the occurrence of any Event of Default and for as long an Event of Default is not cured, the interest rate on this Note as set forth in Section 2 above shall accrue at the Default Interest Rate. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Except for an Event of Default described above in (viii), such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 4(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Section 5. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) except for Permitted Indebtedness, enter into, create, incur, assume, or suffer to exist any indebtedness for borrowed money of any kind;

b) except for Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property, assets or revenues now owned or hereafter acquired;

c) merge, dissolve, liquidate, consolidate with or into another Person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets whether now owned or hereafter acquired;

d) Except for Permitted Dividends, pay cash dividends or distributions on any equity securities of the Company;

e) pay any cash employment bonuses either for calendar year 2025 or from the proceeds of this Note; or

f) enter into any agreement with respect to any of the foregoing.

Section 6. Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall:

a) promptly notify the Holder and the holder(s) of any other Senior Notes of the occurrence of any Event of Default or the occurrence of any matter that has had or could reasonably be expected to have a Material Adverse Effect;

b) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business;

c) comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it;

d) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving the assets and business of the Company; and

e) permit representatives of the Holder to visit and inspect any of the Company’s properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the Company’s affairs, finances and accounts with the Company’s directors and officers, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably requested.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, electronic mail or sent by a nationally recognized overnight courier service, addressed to the Company, at the facsimile number, email address or mailing address set forth on its signature page hereto, or such other facsimile number, electronic mail or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by electronic mail, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the email address, facsimile number or address of the Holder appearing on the books of the Company, or if no such email address or facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement, or such other facsimile number, electronic mail or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 7(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile prior to 5:30 p.m. (New York City time) on any Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

e) Amendment; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Requisite Holders. Upon the effectuation of such waiver or amendment with the consent of the Requisite Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Senior Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Costs of Collection and Enforcement. The Company agrees to pay any collection expense, court costs and, to the extent allowed by applicable law, reasonable attorneys’ fees and legal fees, (whether or not suit is commenced) which are incurred in the collection or enforcement of this Note or of any part hereof or any of the other Transaction Documents; and in the event suit is brought to enforce payment hereof, that such expenses, costs and fees be determined by a court sitting without a jury. Attorneys’ fees shall include any such fees incurred in any Bankruptcy Event, appellate or related ancillary or supplemental proceedings, whether before or after final judgment related to the enforcement or defense of this Note and any of the other Transaction Documents.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of December 19, 2025 between the Company, the Subsidiaries the Agent and the Secured Parties (as defined therein).

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CELULARITY INC.

By:
Name:	Robert J. Hariri
Title:	CEO

Mailing Address for Notices:

170 Park Avenue, Florham Park, NJ 07932

Email Address for delivery of Notices: john.haines@celularity.com

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